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                            ARTICLES OF INCORPORATION
                                       OF
                           FIRST INDIANA CORPORATION

                                   ARTICLE I
                                 IDENTIFICATION

     Section 1.01. Name. The name of this corporation is First Indiana Corporation.

     Section 1.02. Registered Agent. The address of this corporation's principal office in the State of Indiana is First Indiana Plaza, 135 North Pennsylvania Street, in the City of Indianapolis, County of Marion, 46204. The name of its registered agent at such address is Robert H. McKinney.

                                   ARTICLE II
                                    PURPOSE

     The purpose of this corporation is the transaction of any and all lawful business for which corporations may be incorporated under the General Corporation Act of the State of Indiana.

                                  ARTICLE III
                                 CAPITAL STOCK

     Section 3.01. Amount. The total number of shares of all classes of stock which this corporation shall have authority to issue is thirty-five million (35,000,000), of which thirty-three million (33,000,000) shall be common stock, par value $.01 per share, and two million (2,000,000) shall be serial preferred stock, par value $.01 per share.

     Section 3.02. Terms of Preferred Stock. The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions in the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

     Section 3.03. Terms of Common Stock. The shares of common stock may be issued from time to time. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock. Except as provided in Article VIII, every holder of common stock shall have the right, at every stockholders' meeting, to one vote for each share standing in his name on the books of the corporation.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

     In the event of any liquidation, dissolution or winding up of this corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the common stock, and any class or series of stock entitled to participate therewith,
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in whole or in part, as to the distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of this corporation, to receive the remaining assets of this corporation available for distribution, in cash or in kind.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

     Section 4.01. General. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors except as may otherwise provided by law or these Articles of Incorporation. The authorized number of directors shall in no case be fewer than five (5). The exact number of directors shall be fixed in the Bylaws.

     Section 4.02. Election of Directors. When the board of directors consists of nine (9) or more members, there shall be three (3) classes of directors, each class to be as nearly equal in number as possible. The directors of the first class shall hold office for a term expiring at the annual meeting in 1987; directors of the second class shall hold office for a term expiring at the annual meeting in 1988; and directors of the third class shall hold office for a term expiring at the annual meeting in 1989.

     At each annual election beginning at the annual meeting of stockholders in 1987, the successors to the class of directors whose term then expires shall be elected to hold office for a term of three (3) years, to succeed those directors whose term expires, so that the term of one (1) class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall have designated one (1) or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes of directors.

     Not withstanding the requirement that the three (3) classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors.

     Section 4.03. Newly Created Directorships and Vacancies. Any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or sole remaining director so to act, by the stockholders at the next election of directors. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three (3) classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one (1) class, the increase or decrease may be allocated to any such class the board of directors selects in its discretion. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     Section 4.04. Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a two-thirds (2/3) majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose, or by a two-thirds (2/3) majority vote of the entire board of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the corporation, in a matter of substantial importance to the corporation and such conviction or adjudication is no longer subject to direct appeal. At least twenty (20) days prior to such meeting of stockholders, written notice shall be sent to the director or
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directors whose removal will be considered at such meeting.

                                    ARTICLE V
                              BUSINESS COMBINATIONS

     Section 5.01. Rights of Stockholders. Except as otherwise expressly provided in Section 5.02 of this Article V, a Business Combination (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Stock (as hereinafter defined) of this corporation voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be provided, by law or regulation.

     Section 5.02. Exceptions. The provisions of Section 5.01 of this Article V shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote of a majority of the Voting Stock except otherwise as required by law, regulation or any other provision of these Articles of Incorporation, if all of the conditions in either of the following Subsections (1) or (2) are met:

       (1) Approval by directors. The Business Combination has been approved by a two- thirds (2/3) vote of all the Continuing Directors (as hereinafter defined); or

       (2) Combination with subsidiary. The Business Combination is solely between this corporation and a subsidiary of this corporation and such Business Combination does not have the direct or indirect effect set forth in Subsection 5.03(2)(e) of this Article V.

     Section 5.03. Certain Definitions. For purposes of this Article V and of
Article VI:

       (1) The term "person" means any individual, corporation, partnership, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of two or more of the foregoing who act or agree to act together for the purpose of acquiring, holding, voting or disposing of securities of the corporation, or who seek to combine or pool their voting or other interests in the equity securities of the corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

       (2) "Business Combination" means any of the following transactions, when entered into by this corporation or subsidiary of this corporation with, or upon a proposal by, a Related Person:

           (a) the acquisition, merger or consolidation of the corporation or any subsidiary of this corporation; or

           (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of this corporation or any subsidiary of this corporation having an aggregate fair market value of equal to at least five percent (5%) of the consolidated assets of this corporation and its subsidiaries; or

           (c) the issuance or transfer by this corporation or any subsidiary of the corporation (in one or a series of transactions) of securities of this corporation or that subsidiary having an aggregate fair market value equal to at least five percent (5%) of the consolidated assets of this corporation and its subsidiaries; or

           (d) the adoption of a plan or proposal for the liquidation or dissolution of the corporation; or

           (e) the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then
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                exercisable, of a Related Person in any class or series of capital stock of this corporation or any subsidiary of this corporation.

       (3) "Related Person" means any person (other than this corporation, a subsidiary of this corporation, or any profit sharing, employee stock ownership or other employee benefit plan of this corporation or a subsidiary of this corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1,
           1986) of more than ten percent (10%) of the outstanding Voting Stock of this corporation, and any Affiliate or Associate of any such person.

       (4) "Continuing Director" means with respect to a particular Related Person or a proposal by such a Related Person, any member of the board of directors of this corporation who was a member of the board of directors of this corporation immediately prior to the time that the Related Person became a Related Person, and any director who is recommended or nominated to succeed a Continuing Director, or to fill a vacancy on the board of directors, by a majority of the Continuing Directors.

       (5) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

       (6) "Voting Stock" means all outstanding shares of the common or preferred stock of this corporation entitled to vote generally in the election of directors and each reference to a proportion of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.

     Section 5.04. Determinations by Continuing Directors. A two-thirds (2/3) majority of all Continuing Directors shall have the power to make all determinations with respect to this Article V, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, and the time at which a Related Person became a Related Person, and any such determinations of such Continuing Directors shall be conclusive and binding.

     Section 5.05. Fiduciary Obligations. Nothing contained in this Article V shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     Section 5.06. Amendment. The affirmative vote of at least two-thirds (2/3) of the total votes eligible to be cast at a legal meeting of stockholders shall be required to amend, repeal or adopt any provisions inconsistent with this
Article V. Notwithstanding the foregoing, this section shall be inapplicable and the provisions of Article IX shall control in the event such action to amend, repeal or adopt provisions inconsistent with this Article V is approved by a two-thirds (2/3) majority of the Continuing Directors.


                                   ARTICLE VI
                              NON-MONETARY FACTORS

     The board of directors of this corporation, when evaluating any offer of another person, (1) to make a tender or exchange offer for any equity security of the corporation or (2) to effect a Business Combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation as a whole, be authorized to give due consideration to such factors as the board of directors determines to be relevant, including, without limitation: (a) the interests of the corporation's stockholders; (b) whether the proposed transaction might violate federal or state laws; (c) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities
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prices and the corporation's financial condition and future prospects; and (d)
the social, legal and economic effects upon employees, customers and others having relationships with the corporation, and the communities in which the corporation conducts business.

     In connection with any such evaluation, the board of directors is authorized to conduct such investigations and to engage in such legal proceedings as the board of directors may determine.

                                  ARTICLE VII
                     STOCKHOLDER NOMINATIONS AND PROPOSALS

     Stockholder nominations of persons for election as directors of this corporation and stockholder proposals must, in order to be voted upon, be made in writing and delivered to the secretary of this corporation at least sixty
(60) days prior to the date of the annual meeting at which such nominations or proposals are proposed to be voted upon; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days from that of the prior year's annual meeting, such nominations or proposals must be so delivered no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders. Stockholder nominations of persons for election as directors of this corporation and stockholder proposals must be in such form and contain such information as prescribed in the Bylaws.

                                  ARTICLE VIII
                  COMPLIANCE WITH FEDERAL LAWS AND REGULATIONS

     To promote compliance with the National Housing Act, as now or hereafter amended, including the Change in Savings and Loan Control Act, and the Savings and Loan Holding Company Act (collectively, the "Acts"), and regulations of the Federal Home Loan Bank Board and the Federal Savings and Loan Insurance Corporation (the "FHLBB Regulations"), the board of directors may (i) prohibit the ownership, voting or transfer of any portion of the corporation's outstanding capital stock to the extent the ownership, voting or transfer of such portion would violate or reasonably appear to violate any provision of the Acts or the FHLBB Regulations; or (ii) place such restrictions on the ownership, voting or transfer of any such portion of the corporation's capital stock as the board of directors in its reasonable judgment deems necessary to protect the corporation or the corporation's other stockholders from the effects of an apparent violation of the Acts or the FHLBB Regulations.


                                   ARTICLE IX
                AMENDMENT AND REPEAL OF ARTICLES OF INCORPORATION

     This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the foregoing, the approval of at least a two-thirds (2/3) majority of the directors then in office (or such greater proportion of directors and stockholders as may otherwise be required pursuant to any specific provision of these Articles of Incorporation) shall be required to amend, alter, repeal or change any provision of the Articles of Incorporation.

                                    ARTICLE X
                         AMENDMENT AND REPEAL OF BYLAWS

     Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.